UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2017, the stockholders of Century Communities, Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), approved the Century Communities, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”) at the 2017 annual meeting of stockholders. The Board previously approved the 2017 Plan, subject to approval by the Company’s stockholders, on February 8, 2017.

The 2017 Plan became effective immediately upon approval by the Company’s stockholders and will expire on May 9, 2027, unless terminated earlier by the Board. The 2017 Plan replaced the Century Communities, Inc. 2013 First Amended & Restated Long-Term Incentive Plan (the “2013 Plan). The 2017 Plan permits the Compensation Committee of the Board, or a subcommittee thereof, to grant to eligible employees, non-employee directors and consultants of the Company non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock-based awards. The Compensation Committee may select 2017 Plan participants and determine the nature and amount of awards to be granted.

Subject to adjustment as provided in the 2017 Plan, the number of shares of Company common stock available for issuance under the 2017 Plan is 850,000 shares, plus (i) 575,984 shares of Company common stock that were available for issuance under the 2013 Plan, but not subject to outstanding awards, as of May 10, 2017, and (ii) up to an additional 690,182 shares of Company common stock subject to awards outstanding under the 2013 Plan as of May 10, 2017 that are subsequently forfeited or cancelled or expire or otherwise terminate without the issuance of such shares (which may otherwise be returned and available for grant under the term of the 2013 Plan and 2017 Plan).

The foregoing summary of the 2017 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2017 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the 2017 Plan can be found in the definitive proxy statement for the Company’s 2017 annual meeting of stockholders filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2017.

Also on May 10, 2017, the Board and the Compensation Committee approved forms of award agreements for use in granting restricted stock unit awards under the 2017 Plan. These forms are filed as Exhibits 10.2 and 10.3 to this report and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2017 annual meeting of stockholders (the “Annual Meeting”) on May 10, 2017. As of the close of business on March 15, 2017, the record date for the Annual Meeting, there were 22,121,658 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. Each share of Company common stock was entitled to one vote. Stockholders holding an aggregate of 20,912,181 shares of Company common stock entitled to vote at the Annual Meeting, representing 94.5% of the outstanding shares of Company common stock as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the SEC on March 29, 2017.

The final results of such stockholder voting on each proposal brought before the Annual Meeting are set forth below:

Proposal No. 1 -	The five director nominees proposed by the Board were elected to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified by the following final voting results:

	Votes For	Votes Withheld	Broker Non-Votes
Dale Francescon	18,509,060	487,973	1,915,148
Robert F. Francescon	17,608,144	1,388,889	1,915,148
James M. Lippman	18,540,205	456,828	1,915,148
Keith R. Guericke	18,540,205	456,828	1,915,148
John P. Box	17,170,837	1,826,196	1,915,148

Proposal No. 2 -	The approval of the Century Communities, Inc. 2017 Omnibus Incentive Plan was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,444,616	2,499,528	52,889	1,915,148

Proposal No. 3 -	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,906,150	3,225	2,806	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Century Communities, Inc. 2017 Omnibus Incentive Plan

10.2	Form of Employee Restricted Stock Unit Award Agreement for use with the Century Communities, Inc. 2017 Omnibus Incentive Plan

10.3	Form of Non-Employee Director Restricted Stock Unit Award Agreement for use with the Century Communities, Inc. 2017 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2017	CENTURY COMMUNITIES, INC.

	By:	/s/ David L. Messenger
	Name:	David L. Messenger
	Title:	Chief Financial Officer and Secretary

CENTURY COMMUNITIES, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Century Communities, Inc. 2017 Omnibus Incentive Plan	Filed herewith

10.2	Form of Employee Restricted Stock Unit Award Agreement for use with the Century Communities, Inc. 2017 Omnibus Incentive Plan	Filed herewith

10.3	Form of Non-Employee Director Restricted Stock Unit Award Agreement for use with the Century Communities, Inc. 2017 Omnibus Incentive Plan	Filed herewith